UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 8, 2010

Geeknet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450
Mountain View, CA  94041
(Address of principal executive offices, including zip code)

(650) 694-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On July 8, 2010, the Board of Directors (the “Board”) of Geeknet, Inc. (the “Company”) elects Kenneth G. Langone Chairman of the Board.  Robert M. Neumeister, Jr., who has served as Chairman of the Board since December 2007, resigned as Chairman of the Board and will remain a member of the Board and as chairman of the Nominating and Governance Committee of the Board.

Mr. Langone will participate in the non-employee director compensation arrangements described in the Company’s 2010 annual proxy statement filed with the SEC on March 24, 2010. Under the terms of those arrangements, he will receive, among other things, cash compensation consisting of a $20,000 annual retainer as a member of the Board, an additional $10,000 annual retainer as Chairman of the Board and certain fees relating to attendance at Board meetings, and equity compensation consisting of an initial option granted under the Company’s 2007 Equity Incentive Plan to purchase 70,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value on the date of grant, which option will vest over a three-year period. In addition, the Company’s non-employee director compensation arrangements provide that so long as Mr. Langone remains a non-employee director and has been a member of the Board for at least nine months prior to the date of an annual stockholders’ meeting, he will be granted an annual right to purchase 10,000 restricted shares at $0.001 per share following each such meeting and such restricted shares will vest 50% immediately and 50% on the one year anniversary of the grant.

The Company will also enter into an indemnification agreement with Mr. Langone on the Company’s standard form.

Mr. Langone is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board has not yet appointed Mr. Langone to any Board committees.

On July 8, 2010, the Company issued a press release regarding the election of Mr. Langone to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated as of July 8, 2010, entitled “Geeknet Elects Kenneth G. Langone Chairman of the Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris Senior Vice President and Chief Financial Officer

Date:  July 9, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated as of July 8, 2010, entitled “Geeknet Elects Kenneth G. Langone Chairman of the Board of Directors”